Exhibit 10.10

SECOND AMENDMENT TO EXCLUSIVE

PATENT LICENSE AGREEMENT

This is a Second Amendment to the Exclusive Patent License Agreement first executed May 26, 2020 and then Amended the first time on or around December 10, 2024 (“First Amendment”). This Second Amendment to the Agreement is made and is effective as of the 10th day of March, 2025 (the “Effective Date”) by and between Daniel S. O’Toole, an individual residing at 5856 E. 169th St, Noblesville, IN 46062 USA (“LICENSOR”), and ARRIVE AI INC (“ARRIVEAI” and LICENSEE ), formerly known as (f/k/a) Arrive Technology Inc. and f/k/a DRONEDEK, Corporation. ARRIVE AI, INC is a corporation organized and existing under the laws of the State of Delaware and having its principal offices at 12175 Visionary Way, Fishers, IN 46038 USA (“LICENSEE”). Arrive AI Inc is registered with the Indiana Secretary of State for a Foreign For-Profit Corporation.

Recitals:

Whereas the company ARRIVE AI INC (“ARRIVEAI” or “LICENSEE”) is in the process of becoming a publicly listed corporation on NASDAQ based in part upon the O’Toole patents and technology license as amended;

Whereas both Parties appreciate and understand that a coordinated and smooth continuation of any license from O’Toole to ARRIVEAI can be one of the considerations taken by a potential/ future shareholders; and

Whereas the LICENSEE and LICENSOR (ARRIVEAI and O’Toole) are both desirous of ArriveAI having an agreement in place wherein the terms and conditions in the License fully support a smooth transition for all parties should this technology license between O’Toole and ARRIVEAI be terminated. This desire is to provide a business with licensed technology in both both the US and Worldwide locations. This agreement license from O’Toole provides the Licensee with worldly exploitation rights to practice AND to utilize the O’Toole inventions, technology, know-how, patents, and patent applications, including to manufacture and market the Product

NOW, THEREFORE, in consideration for the mutual covenants and promises contained in this Agreement, the Parties agree as follows:

Terms and Conditions:

All of the Terms and Conditions of the License executed between the Parties on the original Agreement (5/26/2020) and the First Amendment (12/10/2024), are renewed, extended, and fully incorporated by reference here as part of this Second Amendment. Those Terms or Conditions of the original Agreement and First Amendment not expressly amended herein of this document are incorporated as if they were fully repeated in this Second Amendment.

SECOND AMENDMENT TO EXCLUSIVE

PATENT LICENSE AGREEMENT

7. Amended Term and Termination

a)	With respect to the rights granted herein, this Agreement shall commence upon the executing hereof and shall continue and is extended to perpetuity for the full term and life of the patents. Continuation of this license and Amendments shall not be unreasonably withheld unless there is a default under the full terms of the original agreement (5/26/2020), the First Amendment (12/10/2024), and this Second Amendment.

In the event of a default by either party, the defaulting party (O’Toole and/or ARRIVEAI) has sixty (60) days to cure the default. If default is not cured (after timely notice) per the Exclusive License Agreement, as amended, then the terms and conditions and payments of any royalty continues into perpetuity or the completion of the 20-year term of qualifying patent.

After 60 days without cure, the Exclusive License transitions into a Non-exclusive license. This permits O’Toole to seek other and/or additional Licensees for exploitation of similar technology. AND this and permits ARRIVE AI, Inc. to seek other sources. This Second Amendment transitions the current requirement 7d) that: “~~Subsequent to the termination of this Agreement, as provided or in sub-Sections 7a or 7b or 7c hereof, LICENSEE agrees that it will not engage in the use, sale, or other commercialization of the TECHNOLOGY and that it will not sell the PRODUCTS.~~

Notwithstanding the foregoing, LICENSEE may, for up to ninety (90) days after the effective date of such termination, sell all PRODUCTS which may be in inventory and not sold; provided, however, LICENSEE provides any reports and payments required by Section 5 of this Agreement.”

SECOND AMENDMENT TO EXCLUSIVE

PATENT LICENSE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first mentioned above.

LICENSOR		LICENSEE

By	/s/ Daniel S. O’Toole	By	/s/ Todd Pepmeier
	Daniel S. O’Toole,		Todd Pepmeier,
	Inventor and Owner		CFO Arrive AI Inc.

Witnessed:	/s/ John D. Ritchison
John D Ritchison,
Attorney at Law #12066-48

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